EXHIBIT 14.1
                                                                    ------------

                               SIMTEK CORPORATION
                       CODE OF BUSINESS CONDUCT AND ETHICS
                           (Adopted February 20, 2004)

PREAMBLE: Nothing in this Code of Business Conduct and Ethics, in any company policies and procedures, or in other related communications (verbal or written) creates or implies an employment contract or term of employment.

I.   INTRODUCTION

     This Code of Business Conduct and Ethics is intended to help ensure compliance with legal requirements and our standards of business conduct. All Company officers and employees are expected to read and understand this Code of Business Conduct and Ethics, uphold these standards in day-to-day activities, comply with all applicable policies and procedures, and ensure that all agents and contractors are aware of, understand, and adhere to these standards. Directors are held to the same standards of conduct except where this document restricts outside activities, so long as the director's activities are legal and not in conflict with Simtek's best interests.

     All officers, exempt employees and directors of the Company must sign the acknowledgment form at the end of this Code of Business Conduct and Ethics and return the form to the Human Resources Department indicating that you have received, read, understand, and agree to comply with the Code of Business Conduct and Ethics. The signed acknowledgment form will be held by Simtek's human resources department.

 II.   YOUR RESPONSIBILITIES TO THE COMPANY AND ITS STOCKHOLDERS

     A.   GENERAL STANDARDS OF CONDUCT

     The Company expects all employees, agents, directors, and contractors to exercise good judgment to ensure the safety and welfare of employees, agents and contractors and to maintain a cooperative, efficient, positive, harmonious, and productive work environment and business organization. These standards apply while working on our premises, at off site locations where our business is being conducted, at Company-sponsored business and social events, or at any other place where you are a representative of the Company. Employees, agents, directors or contractors who engage in misconduct or whose performance is unsatisfactory may be subject to corrective action, up to and including termination.

     B.   APPLICABLE LAWS

     All Company employees, agents, directors and contractors must comply with all applicable laws, regulations, rules and regulatory orders. Company employees located outside of the United States must comply with laws, regulations, rules and regulatory orders of the United States, including the Foreign Corrupt Practices Act and the U.S. Export Control Act, in addition to applicable local laws. Each employee, agent and contractor must acquire appropriate knowledge of the requirements relating to his or her duties sufficient to enable him or her to recognize potential dangers and to know when to seek advice from the Human Resources Department on specific Company policies and procedures. Violations of laws, regulations, rules and orders may subject the employee, agent or contractor to individual criminal or civil liability, as well as to discipline by the Company. Such individual violations may also subject the Company to civil or criminal liability or the loss of business.

     C.   CONFLICTS OF INTEREST

     Each of us has a responsibility to the Company, our stockholders and each other. Although this duty does not prevent us from engaging in personal transactions and investments, it does demand that we avoid situations where a conflict of interest might occur or appear to occur. The Company is subject to scrutiny from many different individuals and organizations. We should always strive to avoid even the appearance of impropriety.

     What constitutes conflict of interest? A conflict of interest exists where the interests or benefits of one person or entity may, or may appear to, conflict with the interests or benefits of the Company. Examples include:

         (i) EMPLOYMENT/OUTSIDE EMPLOYMENT. In consideration of your employment with the Company, you are expected to devote your full attention to the business interests of the Company. You are prohibited from engaging in any activity that interferes with your performance or responsibilities to the Company or is otherwise in conflict with or prejudicial to the Company. Our policies prohibit any employee from accepting simultaneous employment with a Company supplier, customer, developer or competitor, or from taking part in any activity that enhances or supports a competitor's position. Additionally, you must disclose to the Company any interest that you have that may conflict with the business of the Company. Exceptions to this policy will be considered for part time employment or other activities that do not conflict with the basic principals protecting the Company's interests. To apply for written exceptions or if you have any questions on this requirement, you should contact your supervisor or the Human Resources Department.

         (ii) OUTSIDE DIRECTORSHIPS. It is a conflict of interest to serve as a director of any company that competes with the Company. Although you may serve as a director of a Company supplier, customer, developer or other business partner, our policy requires that you first obtain approval from the Chief Executive Officer before accepting a directorship for any company. Any compensation you receive should be commensurate to your responsibilities. Such approval may be conditioned upon the completion of specified actions. Serving as a director of a non-profit organization, charity or similar entity does not violate this policy and does not require approval.

         (iii) BUSINESS INTERESTS. If you are considering investing in a Company customer, supplier, developer or competitor, and you are in a position to influence a decision relating to the Company customer, supplier, developer or competitor, you must first take great care to ensure that these investments do not compromise your responsibilities to the Company. Any exceptions to this policy require a written waiver from the Company's Chief Financial Officer. As a guideline, an investment in any one company should be no greater than 15% of your annual base compensation measured at the lower of your cost or market. Investments in funds are excluded. Investments in stocks of companies that merged into Simtek Corp that you held as a former employee of that company are excluded. Many factors should be considered in determining whether a conflict exists, including the size and nature of the investment; your ability to influence the Company's decisions; your access to confidential information of the Company or of the other company; and the nature of the relationship between the Company and the other company.

         (iv) RELATED PARTIES. As a general rule, you should avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role. Relatives include spouse, sister, brother, daughter, son, mother, father, grandparents, aunts, uncles, nieces, nephews, cousins, step relationships and in-laws. Significant others include persons living in a spousal or familial fashion with an employee.

         If such a related party transaction is unavoidable, you must fully disclose the nature of the related party transaction to the Company's Chief Financial Officer. If determined to be material to the Company by the Chief Financial Officer, the Company's Audit Committee must review and approve in writing in advance such related party transactions. The most significant related party transactions, particularly those involving the executive officers must be reviewed and approved in writing in advance by the Company's Board of Directors. The Company must report all such material related party transactions under applicable accounting rules, federal securities laws, Securities and Exchange

Commission rules and regulations, and securities market rules. Any dealings with a related party must be conducted in such a way that no preferential treatment is given to this business.

         The Company prohibits the employment of relatives and significant others in positions or assignments that have a financial dependence or influence (e.g., an auditing or control relationship, or a supervisor/subordinate relationship). The purpose of this policy is to prevent the organizational impairment and conflicts that are a likely outcome of the employment of relatives or significant others, especially in a supervisor/subordinate relationship. If a question arises about whether a relationship is covered by this policy, the Human Resources Department is responsible for determining whether an applicant's or transferee's acknowledged relationship is covered by this policy. The Human Resources Department shall advise all affected applicants and transferees of this policy. Willful withholding of information regarding a prohibited relationship/reporting arrangement may be subject to corrective action, up to and including termination. If a prohibited relationship exists or develops between two employees, the employee in the senior position must bring this to the attention of his/her supervisor. The Company retains the prerogative to separate the individuals at the earliest possible time, either by reassignment or by termination, if necessary.

         (v) OTHER SITUATIONS. Because other conflicts of interest may arise, it would be impractical to attempt to list all possible situations. If a proposed transaction or situation raises any questions or doubts in your mind you should consult the Human Resources Department.

     D.   CORPORATE OPPORTUNITIES

     Employees and officers may not exploit for their own personal gain opportunities that are discovered through the use of corporate property, information or position unless the opportunity is disclosed fully in writing to the Company's Board of Directors and the Board of Directors declines to pursue such opportunity.

     E.   PROTECTING THE COMPANY'S CONFIDENTIAL INFORMATION

     The Company's confidential information is a valuable asset. The Company's confidential information includes product architectures, source codes, product plans and road maps, names and lists of customers, dealers and employees, and financial information. This information is the property of the Company and may be protected by patent, trademark, copyright and trade secret laws. All confidential information must be used for Company business purposes only. Every employee, agent and contractor must safeguard it. This responsibility also includes the safeguarding, securing and proper disposal of confidential information in accordance with the Company's policy on Maintaining and Managing Records set forth in Section II.I of this Code of Business Conduct and Ethics. This obligation extends to confidential information of third parties, which the Company has rightfully received under Non-Disclosure Agreements. See the Company's policy dealing with Handling Confidential Information of Others set forth in Section III.B of this Code of Business Conduct and Ethics.

         (i) PROPRIETARY INFORMATION AND INVENTION AGREEMENT. When you joined the Company as an employee or director, you signed an agreement to protect and hold confidential the Company's proprietary information. This agreement remains in effect for as long as your relationship with the Company continues, and after you leave the Company. Under this agreement, you may not disclose the Company's confidential information to anyone or use it to benefit anyone other than the Company without the prior written consent of an authorized Company officer.

         (ii) DISCLOSURE OF COMPANY CONFIDENTIAL INFORMATION. To further the Company's business, from time to time our confidential information may be disclosed to potential business partners. However, such disclosure should never be done without carefully considering its potential benefits and risks. If you determine in consultation with your manager and other appropriate Company management that disclosure of confidential information is necessary, you must then contact the appropriate corporate officer to ensure that an appropriate written nondisclosure agreement is signed prior to the disclosure. The Company has standard nondisclosure agreements suitable for most disclosures.

         (iii) REQUESTS BY REGULATORY AUTHORITIES. The Company and its officers, employees, agents, directors and contractors must cooperate with appropriate government inquiries and investigations. In this context, however, it is important to protect the legal rights of the Company with respect to its confidential information. All government requests for information, documents or investigative interviews must be referred to the Company's Chief Financial Officer. No financial information may be disclosed without the prior approval of the Chief Financial Officer.

         (iv) COMPANY SPOKESPEOPLE. All inquiries or calls from the press and financial analysts should be referred to the Chief Financial Officer. The Company has designated its Chairman, Chief Executive Officer and Chief Financial Officer as Company Spokespeople. These designees and other individuals designated by them from time to time are the only people who may communicate with the press on behalf of the Company.

     F.   OBLIGATIONS UNDER SECURITIES LAWS - "INSIDER" TRADING

     Obligations under the U.S. securities laws apply to everyone. In the normal course of business, officers, employees, agents, directors, contractors and consultants of the Company may come into possession of significant, sensitive information. This information is the property of the Company -- you have been entrusted with it. You may not profit from it by buying or selling securities yourself, or passing on the information to others to enable them to profit or for them to profit on your behalf. The purpose of this policy is both to inform you of your legal responsibilities and to make clear to you that the misuse of sensitive information is contrary to Company policy and U.S. securities laws.

     Insider trading is a crime, penalized by fines of up to $5,000,000 and 20 years in jail for individuals. In addition, the Securities and Exchange Commission may seek the imposition of a civil penalty of up to three times the profits made or losses avoided from the trading. Insider traders must also disgorge any profits made, and are often subjected to an injunction against future violations. Finally, insider traders may be subjected to civil liability in private lawsuits.

     Employers and other controlling persons (including supervisory personnel) are also at risk under U.S. securities laws. Controlling persons may, among other things, face penalties of the greater of $5,000,000 or three times the profits made or losses avoided by the trader if they recklessly fail to take preventive steps to control insider trading.

     Thus, it is important both to you and the Company that insider-trading violations not occur. You should be aware that stock market surveillance techniques are becoming increasingly sophisticated, and the chance that U.S. federal or other regulatory authorities will detect and prosecute even small-level trading is significant. Insider trading rules are strictly enforced, even in instances when the financial transactions seem small. You should contact the Company's Chief Financial Officer if you are unsure as to whether or not you are free to trade.

     The Company has imposed a trading blackout period on all officers and employees and certain designated consultants and contractors who, as a consequence of their position with the Company, are more likely to be exposed to material nonpublic information about the Company. These officers and employees and designated consultants and contractors may not trade in Company securities during the blackout period.

     For more details, you should review the Company's Procedures and Guidelines Governing Insider Trading. You can request a copy of this policy from the Human Resources Department. You should take a few minutes to read the Company's Procedures and Guidelines Governing Insider Trading carefully, paying particular attention to the specific policies and the potential criminal and civil liability and/or disciplinary action for insider trading violations. Employees, agents, directors and contractors of the Company who violate this Policy are also subject to disciplinary action by the Company, which may include termination of employment or of business relationship.

     G.   PROHIBITION AGAINST SHORT SELLING OF COMPANY STOCK

     No Company officer or other employee, agent or contractor may, directly or indirectly, sell any equity security, including derivatives, of the Company if he or she (1) does not own the security sold, or (2) if he or she owns the security, does not deliver it against such sale (a "short sale against the box") within twenty days thereafter, or does not within five days after such sale deposit it in the mails or other usual channels of transportation. No Company officer or other employee, agent or contractor may engage in short sales or any transaction involving a collar. A short sale, as defined in this policy, means any transaction whereby one may benefit from a decline in the Company's stock price. Transactions in put and call options for the Company's securities constitute a short sale for the purposes of this policy and are therefore prohibited. While employees who are not executive officers are not prohibited by law from engaging in short sales of Company's securities, the Company has adopted as policy that employees may not do so.

     H.   USE OF COMPANY'S ASSETS

         (i) GENERAL. Protecting the Company's assets is a key fiduciary responsibility of every employee, agent, consultant and contractor. Care should be taken to ensure that assets are not misappropriated, loaned to others, sold or donated, without appropriate authorization. All Company employees, agents, directors, consultants and contractors are responsible for the proper use of Company assets, and must safeguard such assets against loss, damage, misuse or theft. Employees, agents, directors, consultants or contractors who violate any aspect of this policy, are subject to disciplinary action including immediate termination of employment or the business relationship. Those employees who demonstrate poor judgment in the manner in which they use any Company asset may be subject to disciplinary action, up to and including termination of employment or business relationship at the Company's sole discretion. Company equipment and assets are to be used for Company business purposes only. Employees, agents, directors, consultants and contractors may not use Company assets for personal use, nor may they allow any other person to use Company assets. Employees who have any questions regarding this policy should bring them to the attention of the Company's Human Resources Department.

         (ii) PHYSICAL ACCESS CONTROL. The Company has and will continue to develop procedures covering physical access control to ensure privacy of communications, maintenance of the security of the Company communication equipment and safeguard Company assets from theft, misuse and destruction. You are personally responsible for complying with the level of access control that has been implemented in the facility where you work on a permanent or temporary basis. You must not defeat or cause to be defeated the purpose for which the access control was implemented.

         (iii) COMPANY FUNDS. Every Company employee is personally responsible for all Company funds over which he or she exercises control. Company agents and contractors should not be allowed to exercise control over Company funds. Company funds must be used only for Company business purposes. Every Company employee, agent, consultant and contractor must take reasonable steps to ensure that the Company receives good value for Company funds spent, and must maintain accurate and timely records of each and every expenditure. Expense reports must be accurate and submitted in a timely manner. Company employees, agents, directors, consultants and contractors must not use Company funds or Company guaranteed credit cards for any personal purpose.

         (iv) COMPUTERS AND OTHER EQUIPMENT. The Company strives to furnish employees with the equipment necessary to efficiently and effectively perform their jobs. Employees must care for that equipment and to use it responsibly primarily for Company business purposes. If Company equipment is used at your home or off site, take precautions to protect it from theft or damage, just as if it were your own. If the Company no longer employs you, you must immediately return all Company equipment. While computers and other electronic devices are made accessible to employees to assist them to perform their jobs and to promote Company's interests, all such computers and electronic devices, whether used entirely or partially on the Company's premises or with the aid of the Company's equipment or resources, must remain fully accessible to the Company and, to the maximum extent permitted by law, will remain the sole and exclusive property of the Company.

         Employees, agents, directors, and contractors should not maintain any expectation of privacy with respect to information transmitted over, received by or stored in any electronic communications device owned, leased or operated in whole or in part by or on behalf of the Company. To the extent permitted by applicable law, the Company retains the right to gain access to any information received by, transmitted by or stored in any such electronic communications device, by and through its employees, agents, directors, contractors or representatives, at any time, either with or without an employee's or third party's knowledge, consent or approval.

         (v) ELECTRONIC MEDIA USAGE. The purpose of this policy is to make certain that employees utilize electronic communication devices in a legal, ethical and appropriate manner. This policy addresses the Company's responsibilities and concerns regarding the fair and proper use of all electronic communications devices within the organization, including computers, e-mail, connections to the Internet, intranet and extranet and any other public or private networks, voice mail, video conferencing, facsimiles and telephones. Posting or discussing information concerning the Company's products or business on the Internet without the prior written consent of the Company's Chief Financial Officer is prohibited. Any other form of electronic communication used by employees currently or in the future is also intended to be encompassed under this policy. It is not possible to identify every standard and rule applicable to the use of electronic communications devices. Employees are therefore encouraged to use sound judgment whenever using any feature of our communications systems.

     I.   MAINTAINING AND MANAGING RECORDS

     The purpose of this policy is to set forth and convey the Company's business and legal requirements in managing records, including all recorded information regardless of medium or characteristics. Records include paper documents, CDs, computer hard disks, email, floppy disks, microfiche, microfilm or all other media. The Company is required by local, state, federal, foreign and other applicable laws, rules and regulations to retain certain records and to follow specific guidelines in managing its records. Civil and criminal penalties for failure to comply with such guidelines can be severe for employees, agents, directors, contractors and the Company, and failure to comply with such guidelines may subject the employee, agent or contractor to disciplinary action up to and including termination of employment or business relationship at the Company's sole discretion and/or applicable civil or criminal claims under law.

     J.   RECORDS ON LEGAL HOLD

     A legal hold suspends all document destruction procedures in order to preserve appropriate records under special circumstances, such as litigation or government investigations. The Company's outside counsel determines and identifies what types of Company records or documents are required to be placed under a legal hold. Every Company employee, agent and contractor must comply with this policy. Failure to comply with this policy may subject the employee, agent or contractor to disciplinary action, up to and including termination of employment or business relationship at the Company's sole discretion, and potentially to criminal prosecution.

         The Company's Chief Financial Officer will notify you if a legal hold is placed on records for which you are responsible. You then must preserve and protect the necessary records in accordance with instructions from the Company's outside counsel. RECORDS OR SUPPORTING DOCUMENTS THAT HAVE BEEN PLACED UNDER A

LEGAL HOLD MUST NOT BE DESTROYED, ALTERED OR MODIFIED UNDER ANY CIRCUMSTANCES. A legal hold remains effective until it is officially released in writing by the Company's outside counsel. If you are unsure whether a document has been placed under a legal hold, you should preserve and protect that document while you check with the Company's Chief Financial Officer.

     If you have any questions about this policy you should contact the Company's Chief Financial Officer.

     K.   PAYMENT PRACTICES

         (i) ACCOUNTING PRACTICES. The Company's responsibilities to its stockholders and the investing public require that all transactions be fully and accurately recorded in the Company's books and records in compliance with all applicable laws. False or misleading entries, unrecorded funds or assets, or payments without appropriate supporting documentation and approval are strictly prohibited and violate Company policy and the law. Additionally, all documentation supporting a transaction should fully and accurately describe the nature of the transaction and be processed in a timely fashion.

         (ii) POLITICAL CONTRIBUTIONS. The Company reserves the right to communicate its position on important issues to elected representatives and other government officials. It is the Company's policy to comply fully with all local, state, federal, foreign and other applicable laws, rules and regulations regarding political contributions. The Company's funds or assets must not be used for, or be contributed to, political campaigns or political practices under any circumstances without the prior written approval of the Company's Chief Financial Officer and, if required, the Board of Directors.

         (iii) PROHIBITION OF INDUCEMENTS AND PAYMENTS OR GIFTS FROM OTHERS. Under no circumstances may employees, agents, directors, or contractors accept any offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value to or from customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to improperly influence any business decision, any act or failure to act, any commitment of fraud or opportunity for the commission of any fraud. Gifts with a value of less than $100, infrequent business meals, celebratory events and entertainment (such as tickets to sporting events), provided that they are not excessive or create an appearance of impropriety, or are accepted on behalf of the Company, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy should be directed to the Human Resources Department.

         Gifts given by the Company to suppliers or customers or received from suppliers should always be appropriate to the circumstances and should never be of a kind that could create an appearance of impropriety. The nature and cost must always be accurately recorded in the Company's books and records.

     L.   FOREIGN CORRUPT PRACTICES ACT

     The Company requires full compliance with the Foreign Corrupt Practices Act of 1977 (FCPA) by all of its employees, agents, directors, and contractors. The FCPA was enacted to deter illegal corporate payments by prohibiting certain payments or promises to foreign officials (anti-bribery provisions), requiring corporations to keep adequate records of the disposition of their assets, and making corporations responsible for internal monitoring of their accounting practices.

     The use of Company funds or assets for any unlawful or improper purpose is strictly prohibited. No payment shall be made to, or for the benefit of, government employees for the purpose of, or otherwise in connection with, the securing of sales to or obtaining favorable action by a government agency. Gifts of substantial value or lavish entertainment of government employees are prohibited since they can be construed as attempts to influence government decisions in matters affecting the Company's operation. Any entertaining of public officials, or the furnishing of assistance in the form of transportation or other services should be of such nature that the official's integrity or reputation will not be compromised.

     The offer, payment or promise to transfer in the future company funds or assets or the delivery of gifts or anything else of value to foreign officials, foreign political parties or officials or candidates of foreign political parties is strictly prohibited for the purpose of influencing any act or decision of any such person in his or her official capacity, including the decision to fail to perform his or her official functions or to use such persons or party's influence with a foreign government or instrumentality in order to affect or to influence any act or decision of such government or instrumentality in order to assist the Company in obtaining or retaining business for or with, or directing business to any person or entity.

     All records must truly reflect the transactions they record. All assets and liabilities shall be recorded in the regular books of account. No undisclosed or unrecorded fund or asset shall be established for any purpose. No false or artificial entries shall be made in the books and records for any reason. No payment shall be approved or made with the intention or understanding that any part of such payment is to be used for any purpose other than that any part of such payment is to be used for any purpose other than that described by the document supporting the payment.

     No political contribution shall be made, directly or indirectly, with corporate funds or assets regardless of whether the contributions are legal under the laws of the county in which they are made.

     Laws in most countries outside of the United States also prohibit or restrict government officials or employees of government agencies from receiving payments, entertainment or gifts for the purpose of winning or keeping business. No contract or agreement may be made with any business in which a government official or employee holds a significant interest, without the prior approval of the Company's Chief Financial Officer.

     All Company employees, directors, agents and contractors whether located in the United States or abroad, are responsible for FCPA compliance and the procedures to ensure FCPA compliance. All managers and supervisory personnel are expected to monitor continued compliance with the FCPA to ensure compliance with the highest moral, ethical and professional standards of the Company. FCPA compliance includes the Company's policy on Maintaining and Managing Records in
Section II.I of this Code of Business Conduct and Ethics.

     Any employee or director who learns of or suspects a violation of this policy should promptly report the matter to the Chief Executive Officer, the Chief Financial Officer or the human resources manager. All managers shall be responsible for the enforcement of and compliance with this policy, including the necessary distribution to insure employee knowledge and compliance.

     M.   EXPORT CONTROLS

     A number of countries maintain controls on the destinations to which products or software may be exported. Some of the strictest export controls are maintained by the United States against countries that the U.S. government considers unfriendly or as supporting international terrorism. The U.S. regulations are complex and apply both to exports from the United States and to exports of products from other countries, when those products contain U.S.-origin components or technology. Software created in the United States is subject to these regulations even if duplicated and packaged abroad. In some circumstances, an oral presentation containing technical data made to foreign nationals in the United States may constitute a controlled export. The Company's outside counsel can provide guidance on which countries are prohibited destinations for Company products or whether a proposed technical presentation to foreign nationals may require a U.S. government license.

III. RESPONSIBILITIES TO OUR CUSTOMERS AND OUR SUPPLIERS

     A.   CUSTOMER RELATIONSHIPS

     If your job puts you in contact with any Company customers or potential customers, it is critical for you to remember that you represent the Company to the people with whom you are dealing. Act in a manner that creates value for our customers and helps to build a relationship based upon trust. The Company and its employees have provided products and services for many years and have built up significant goodwill over that time. This goodwill is one of our most important assets, and the Company employees, agents, directors and contractors must act to preserve and enhance our reputation.

     B.   HANDLING THE CONFIDENTIAL INFORMATION OF OTHERS

     The Company has many kinds of business relationships with many companies and individuals. Sometimes, they will volunteer confidential information about their products or business plans to induce the Company to enter into a business relationship. At other times, we may request that a third party provide confidential information to permit the Company to evaluate a potential business relationship with that party. Whatever the situation, we must take special care to handle the confidential information of others responsibly. We handle such confidential information in accordance with our agreements with such third parties.

     C.   SELECTING SUPPLIERS

     The Company's suppliers make significant contributions to our success. To create an environment where our suppliers have an incentive to work with the Company, they must be confident that they will be treated lawfully and in an ethical manner. The Company's policy is to purchase supplies based on need, quality, service, price and terms and conditions. The Company's policy is to select significant suppliers or enter into significant supplier agreements though a competitive bid process where possible. Under no circumstances should any Company employee, agent or contractor attempt to coerce suppliers in any way. The confidential information of a supplier is entitled to the same protection as that of any other third party and must not be received before an appropriate nondisclosure agreement has been signed. A supplier to the Company is generally free to sell its products or services to any other party, including competitors of the Company. In some cases where the products or services have been designed, fabricated or developed to our specifications, the agreement between the parties may contain restrictions on sales.

     D.   GOVERNMENT RELATIONS

     It is the Company's policy to comply fully with all applicable laws and regulations governing contact and dealings with government employees and public officials, and to adhere to high ethical, moral and legal standards of business conduct. This policy includes strict compliance with all local, state, federal, foreign and other applicable laws, rules and regulations.

     E.   GOVERNMENT CONTRACTS

     It is the Company's policy to comply fully with all applicable laws and regulations that apply to government contracting. It is also necessary to strictly adhere to all terms and conditions of any contract with local, state, federal, foreign or other applicable governments.

     F.   FREE AND FAIR COMPETITION

     Most countries have well-developed bodies of law designed to encourage and protect free and fair competition. The Company is committed to obeying both the letter and spirit of these laws. The consequences of not doing so can be severe for all of us.

     These laws often regulate the Company's relationships with its distributors, resellers, dealers and customers. Competition laws generally address the following areas: pricing practices (including price discrimination), discounting, terms of sale, credit terms, promotional allowances, secret rebates, exclusive dealerships or distributorships, product bundling, restrictions on carrying competing products, termination and many other practices.

     Competition laws also govern, usually quite strictly, relationships between the Company and its competitors. As a general rule, contacts with competitors should be limited and should always avoid subjects such as prices or other terms and conditions of sale, customers and suppliers. Employees, agents, directors, or contractors of the Company may not knowingly make false or misleading statements regarding its competitors or the products of its competitors, customers or suppliers. Participating with competitors in a trade association or in a standards creation body is acceptable when the association has been properly established, has a legitimate purpose and has limited its activities to that purpose.

     No employee, director, agent or contractor shall at any time or under any circumstances enter into an agreement or understanding, written or oral, express or implied, with any competitor concerning prices, discounts, other terms or conditions of sale, profits or profit margins, costs, allocation of product or geographic markets, allocation of customers, limitations on production, boycotts of customers or suppliers, bids or the intent to bid or even discuss or exchange information on these subjects. In some cases, legitimate joint ventures with competitors may permit exceptions to these rules as may bona fide purchases from or sales to competitors on non-competitive products, but the Company's Chief Executive Officer must review all such proposed ventures in advance. These prohibitions are absolute and strict observance is required. Collusion among competitors is illegal, and the consequences of a violation are severe and include disciplinary action up to termination and possible criminal prosecution.

     Although the spirit of these laws, known as "antitrust," "competition," or "consumer protection" or unfair competition laws, is straightforward, their application to particular situations can be quite complex. To ensure that the Company complies fully with these laws, each of us should have a basic knowledge of them and should involve our outside counsel early on when questionable situations arise.

     G.   INDUSTRIAL ESPIONAGE

     It is the Company's policy to lawfully compete in the marketplace. This commitment to fairness includes respecting the rights of our competitors and abiding by all applicable laws in the course of competing. The purpose of this policy is to maintain the Company's reputation as a lawful competitor and to help ensure the integrity of the competitive marketplace. The Company expects its competitors to respect our rights to compete lawfully in the marketplace, and we must respect their rights equally. Company employees, agents, directors and contractors may not steal or unlawfully use the information, material, products, intellectual property or proprietary or confidential information of anyone including suppliers, customers, business partners or competitors.

IV.   WAIVERS

     Any waiver of any provision of this Code of Business Conduct and Ethics for a member of the Company's Board of Directors or an executive officer must be approved in writing by the Chairman of the Company's Board of Directors and promptly disclosed. Any waiver of any provision of this Code of Business Conduct and Ethics with respect any other employee, agent or contractor must be approved in writing by the Company's Chief Financial Officer or Chief Executive Officer.

V.  DISCIPLINARY ACTIONS

     The matters covered in this Code of Business Conduct and Ethics are of the utmost importance to the Company, its stockholders and its business partners, and are essential to the Company's ability to conduct its business in accordance with its stated values. We expect all of our officers, employees, directors, agents, directors contractors and consultants to adhere to these rules in carrying out their duties for the Company.

     The Company will take appropriate action against any officer, employee, director, agent, contractor or consultant whose actions are found to violate these policies or any other policies of the Company. Disciplinary actions may include immediate termination of employment or business relationship at the Company's sole discretion. Where the Company has suffered a loss, it may pursue its remedies against the individuals or entities responsible. Where laws have been violated, the Company will cooperate fully with the appropriate authorities.

 Vl. ACKNOWLEDGMENT OF RECEIPT OF CODE OF BUSINESS CONDUCT AND ETHICS

     I have received and read the Company's Code of Business Conduct and Ethics. I understand the standards and policies contained in the Company Code of Business Conduct and Ethics and understand that there may be additional policies or laws specific to my job. I further agree to comply with the Company Code of Business Conduct and Ethics.

     If I have questions concerning the meaning or application of the Company Code of Business Conduct and Ethics, any Company policies, or the legal and regulatory requirements applicable to my job, I know I can consult my manager or the Human Resources Department, knowing that my questions or reports to these sources will be maintained in confidence.

--------------------------------------------------------------------------------



-------------------------------------
Employee Name



-------------------------------------
Signature



--------------------------------------
Date



All officers, directors and exempt employees must sign and return this form to the Human Resources Department.